Exhibit 99.2

CONSENT OF PETRIE PARTNERS SECURITIES, LLC

February 8, 2018

Stone Energy Corporation

625 E. Kaliste Saloom Road

Lafayette, LA 70508

Attention: Board of Directors

RE:	Consent Solicitation Statement/Prospectus of Sailfish Energy Holdings Corporation (“New Talos”) (the “Consent Solicitation Statement/Prospectus”) which forms part of the Amendment No. 1 to Registration Statement on Form S-4 of New Talos (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 21, 2017, to the Board of Directors of Stone Energy Corporation as Annex J to the Consent Solicitation Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our opinion in such Consent Solicitation Statement/Prospectus under the following headings: “SUMMARY-Opinion of Stone Energy’s Financial Advisor,” “THE TRANSACTIONS-Background of the Transactions,” “THE TRANSACTIONS-Stone Energy’s Reasons for the Transactions; Recommendation of the Stone Energy Board,” “THE TRANSACTIONS-Opinion of Stone Energy’s Financial Advisor,” “THE TRANSACTIONS-Certain Financial Forecasts of Stone Energy,” “THE TRANSACTIONS-Certain Financial Forecasts of Talos Energy” and “THE TRANSACTION AGREEMENT-Representations and Warranties.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any additional amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

PETRIE PARTNERS SECURITIES, LLC

By:	/s/ Mark L. Carmain
Name:	Mark L. Carmain
Title:	Managing Director